EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 27, 2015, relating to the consolidated financial statements of BlackRock, Inc. appearing in Exhibit 99.1 to this Annual Report on Form 10-K of The PNC Financial Services Group, Inc. (the “Corporation”) for the year ended December 31, 2014, in the following Registration Statements of the Corporation:

•	Form S-3 relating to the shelf registration of debt securities, purchase contracts, units, and warrants to be issued by PNC Funding Corp and debt securities, common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depositary shares to be issued by the Corporation (Nos. 333-185555 and 333-185555-01)

•	Forms S-8 relating to the Corporation’s 1997 Long-Term Incentive Award Plan (formerly the Corporation’s 1987 Senior Executive Long-Term Incentive Award Plan, as amended, the 1992 Long-Term Incentive Award Plan ) (Nos. 33-28828, 33-54960, 333-53806, and 333-110758)

•	Forms S-3 relating to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (Nos. 333-136807 and 333-156345)

•	Forms S-8 relating to the Corporation’s Employee Stock Purchase Plan (Nos. 333-25867 and 333-156540)

•	Forms S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (Nos. 333-18069, 333-65040, 333-136808, and 333-172931)

•	Form S-8 relating to the Corporation’s Supplemental Incentive Savings Plan and the Corporation and Affiliates’ Deferred Compensation Plan (No. 333-156886)

•	Form S-8 relating to the Corporation’s Deferred Compensation and Incentive Plan (Nos. 333-177896 and 333-198461)

•	Form S-8 relating to the Corporation’s 1996 Executive Incentive Award Plan (Nos. 333-74666 and 333-172930)

•	Form S-3 relating to the shelf registration of securities of the Corporation that may be offered for sale from time to time by shareholders of the Corporation who acquired those shares in connection with the Corporation’s acquisition of Harris Williams & Co. (No. 333-130744)

•	Forms S-8 relating to the Corporation’s 2006 Incentive Award Plan (Nos. 333-134169, 333-139345, 333-143182 and 333-177898)

•	Form S-4 relating to the Corporation’s acquisition of National City Corporation (No. 333-155248)

•	Form S-8 relating to various National City plans (No. 333-156527)

•	Form S-4 relating to the Corporation’s acquisition of Sterling Financial Corporation (No. 333-149076)

•	Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan (No. 333-149076)

/s/ Deloitte and Touche LLP
New York, New York
February 27, 2015